
                                  NSAR ITEM 77O
                     VK Florida Municipal Opportunity Trust
                               10f-3 Transactions

  UNDERWRITING #                UNDERWRITING              PURCHASED FROM    AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                                               PURCHASED


         1             Virgin Island Public Financing      PaineWebber         1,000,000             0.335%          11/10/99
         2                  Lee County FL Airport         Siebert: Hough         500,000             0.153%          03/02/00
                                                            1st Union



Underwriting Participants:

Underwriters for #1                       Underwriters for #2
-------------------                       -------------------
Morgan Stanley & Co. Incorporated         First Union Securities
Roosevelt & Cross                         William R. Hough & Company
                                          Raymond James & Associates, Inc.
                                          Merchants Capital
                                          Morgan Stanley & Co. Incorporated
                                          Muriel Siebert & Co.